UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2009

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

(949) 754-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On April 27, 2009, Quest Software, Inc., a California corporation (“Quest California”), changed its state of incorporation from California to Delaware through a merger with and into Quest Software, Inc., a Delaware corporation established for such purpose (the “Company”). The merger agreement relating to the reincorporation was approved by the requisite vote of shareholders at Quest California’s Special Meeting of Shareholders on February 13, 2009. Other than the change in the state of incorporation, the reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s employees, including the Company’s management. In addition, upon the effectiveness of the reincorporation, the Board of Directors of the Company consisted of those persons elected to the current Board of Directors of Quest California, who will continue to serve for the term of their respective elections to the Board, and the individuals who served as executive officers of Quest California immediately prior to the reincorporation will continue to serve as executive officers of the Company. Furthermore, the Company’s common stock will continue to trade on the NASDAQ Global Select Market.

The reincorporation did not alter any shareholder’s percentage ownership interest or number of shares owned in Quest California. Shareholders are not required to undertake any exchange of Quest California’s shares, as shares in Quest California, no par value, are deemed to represent an equal number of shares in the Company, par value $0.001 per share.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company, as successor issuer to Quest California, are deemed to be registered under Section 12(b) of the Exchange Act.

As of April 27, 2009, the effective date of the reincorporation, the rights of the Company’s stockholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and Bylaws of the Company attached hereto as Exhibits 3.1 and 3.2, respectively. The Certificate of Incorporation and Bylaws of the Company include certain provisions which are required by the DGCL and may alter the rights of stockholders and powers of management. For a description and discussion of these changes, please refer to Quest California’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 15, 2009, which description is incorporated in its entirety herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of Quest Software, Inc., a Delaware corporation

3.2	Bylaws of Quest Software, Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: April 29, 2009	By:	/s/ Scott J. Davidson
Scott J. Davidson
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Quest Software, Inc., a Delaware corporation

3.2	Bylaws of Quest Software, Inc., a Delaware corporation